Exhibit 99.1

Beam Global Announces First Quarter 2025 Operating Results

SAN DIEGO, CA – May 15, 2025 – Beam Global, (Nasdaq: BEEM), (the “Company”), a leading provider of innovative and sustainable infrastructure solutions for the electrification of transportation and energy security, today announced its first quarter results for the period ended March 31, 2025.

Q1 2025 Financial Highlights

•	Revenue CAGR 60% for trailing 60 months
•	Commercial Revenues increased 41% over Q1 2024
•	Positive GAAP Gross Margin 8%
•	Adjusted non-GAAP Gross Margin, net of non-cash costs 21%
•	Net cash used in Operations for Q1 2025 $1.8 million vs. Q1 2024 $3.0 million
•	Backlog of $6.3 million
•	Debt free and $100 million line of credit available and unused

Q1 2025 and Recent Operational Highlights

•	In Q1 2025 we shipped EV ARC™ units, ARC Mobility™ trailers, energy storage systems (ESS), lighting poles and smart city infrastructure solutions to locations across California, Arizona, Colorado, Florida, Michigan, Oregon, and internationally to Croatia, Serbia, Spain and Romania
•	Achieved CE (Conformité Européenne) certification on EV ARC™
•	Granted U.S. Patent for High-Volume Battery Assembly and Safety Technology
•	Expanded our European sales network with three new distribution partners
o	Seltis Glass Design S.R.L. for the Romanian market
o	Evrosimovski Consulting Ltd. for the North Macedonian market
o	BBA International for the Albanian market
•	Entered Middle Eastern Market through partnership with Solvana
•	Launched BeamPatrol™ partnership with Zero Motorcycles with two BeamPatrol™ units at MotoGP in Austin to charge electric motorcycle demonstrations
•	Expanded into Romania with First EV ARC™ Sales through our Romanian reselling agent, Seltis Glass Design SRL
•	Won the Award for Innovation in Sustainable Infrastructure at the 2025 Congress of Mayors and Local Administration of Romania
•	Won the 2024 Award for Business Success by Serbian Chamber of Commerce

"Though we are navigating through a series of uncertainties in the U.S. market, our other expansion efforts lead us to believe that we have the pieces in place to return to growth in this and future quarters," said Desmond Wheatley, CEO of Beam Global. "Sales of our flagship product EV ARC™ increased in the first quarter. Our battery business is doing some of the most interesting and promising work it has ever done. Our international expansion strategy is gaining momentum and bearing fruit. We have sufficient cash and working capital to continue to operate the business into the future. We have no debt and no going concern. We’re generating gross profits which, net of non-cash items, are still north of 20%. We have proposals out and items in our pipeline, which would simply not have been possible this time last year before we introduced our fantastic new product lineup and expanded beyond the US market. Losing the immediate benefits of U.S. federal government sales has been tough on us, but we are managing through that and have created a foundation for growth which is resistant to those sorts of upheavals, and which I believe, will create opportunities for growth which far out strip anything that we’ve ever done before.”

Revenues

For the first quarter of 2025, Beam Global’s revenues were $6.3 million. The Company has a Revenue CAGR of 60% for the trailing 60 months, as of the three months ending March 31, 2025. Revenues were diverse across commercial entities and state and local governments with a significant rebalancing towards enterprise customers. For the first quarter of 2025, 53% of revenues were derived from commercial customers compared to 16% in the same period in 2024. International customers comprised 25% of all revenue as of March 31, 2025 compared to 11% for the three months ended March 31, 2024. We believe that the decrease in revenue is mainly a result of uncertainty in the U.S. government’s zero emission vehicle strategy related to the presidential election.

1

Gross Profit

Gross profit for the quarter ended March 31, 2025, was $0.5 million, or 8% gross margin, compared to gross profit of $1.5 million, or 10% gross margin in the first quarter of the prior year. The gross profit includes a non-cash negative impact of $1.0 million for depreciation and amortization of intangible assets resulting from the AllCell acquisition. Our gross margin, net of non-cash items, was 21% for the quarter ended March 31, 2025 compared to 12% for the quarter ended March 31, 2024. Our engineering team has continued to implement design changes which have reduced the bill of materials for the EV ARCTM, improving the product margins throughout 2024 and leading into 2025. Additionally, we have continued to recognize synergies and positive gross margin contributions from our acquisitions. We expect the Company’s revenue to grow in the future and our fixed overhead absorption to continue to improve resulting in improved gross margins.

Operating Expenses and Impairment of Goodwill

The first quarter 2025 total operating expenses of $16.0 million included $10.8 million of goodwill impairment, for the single reporting unit, because our market capitalization no longer exceeded our net assets at March 31, 2025 due to the decrease in our stock price since December 31, 2024. Our operating expenses, net of non-cash items for the three months ended March 31, 2025 are $4.1 million compared to 2024 of $3.8 million, a variance of $0.2 million or 6%. The Company believes the goodwill impairment reported during the three months ended March 31, 2025 is not a negative indicator of historic or current operating results and not a negative indicator of future performance as the Company has taken significant steps to diversify its geographical reach and product offerings while focusing on strategic growth. The Company believes that the resulting non-cash charge has no impact on the Company’s compliance with its cash flows or available liquidity and that its acquired entities are contributing positively to its operations and growth potential.

Net Loss

The first quarter net loss of $15.5 million included $12.5 million of non-cash expense items such as goodwill impairment, depreciation and amortization, stock-based compensation and provisions for credit losses in 2025, compared to a net loss of $3.0 million with non-cash expenses of $1.1 million in 2024. The first quarter 2025 net loss excluding non-cash items was $2.8 million compared to $2.1 million for the same period in 2024.

Cash

On March 31, 2025, we had cash of $2.5 million, compared to cash of $4.6 million at December 31, 2024.

Net cash used for operating activities was $1.8 million for the three months ended March 31, 2025 compared to $3.0 million for the same period in 2024.

We have historically met our cash needs through a combination of debt and equity financing and more recently through increasing gross profit contributions. Our cash requirements are generally for operating activities and acquisitions.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present Non-GAAP financial measures, in this press release. We use Non-GAAP in conjunction with GAAP measures as part of our overall assessment of our performance to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe Non-GAAP is also helpful to investors, analysts and other interested parties because it can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Non-GAAP has limitations as an analytical tool. Therefore, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, you should consider Non-GAAP measurements alongside other financial performance measures, including attributable to other GAAP measures. In evaluating Non-GAAP measures you should be aware that in the future, we may incur expenses that are the same as, or similar to, some of the adjustments reflected in this press release. Our presentation of Non-GAAP should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculations of Non-GAAP measures. Non-GAAP is not presented in accordance with GAAP and the use of these terms vary from others in our industry.

2

Conference Call May 15, 2025 at 4:30 p.m. ET

Management will host a conference call on Thursday May 15, 2025 at 4:30 p.m. ET to review financial results and provide an update on corporate developments. Following management’s formal remarks, there will be a question-and-answer session.

Participants can register for the conference through the following link: https://dpregister.com/sreg/10200046/ff2f9aecc8

Please note that registered participants will receive their call-in number upon registration.

Those without internet access or unable to pre-register may call in by calling:

PARTICIPANT CALL IN (TOLL FREE): 1-844-739-3880

PARTICIPANT INTERNATIONAL CALL IN: 1-412-317-5716

Please ask to join the Beam Global call.

About Beam Global
Beam Global is a clean technology innovator which develops and manufactures sustainable infrastructure products and technologies. We operate at the nexus of clean energy and transportation with a focus on sustainable energy infrastructure, rapidly deployed and scalable EV charging solutions, safe energy storage and vital energy security. With operations in the U.S. and Europe, Beam Global develops, patents, designs, engineers and manufactures unique and advanced clean technology solutions that power transportation, provide secure sources of electricity, save time and money and protect the environment. Beam Global is headquartered in San Diego, CA with facilities in Broadview, IL and Belgrade and Kraljevo, Serbia. Beam Global is listed on Nasdaq under the symbol BEEM. For more information visit BeamForAll.com, LinkedIn, YouTube, Instagram and X (formerly Twitter).

Forward-Looking Statements
This Beam Global Press Release may contain forward-looking statements. All statements in this Press Release other than statements of historical facts are forward-looking statements. Forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may,” or other words and similar expressions that convey the uncertainty of future events or results. These statements relate to future events or future results of operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause Beam Global’s actual results to be materially different from these forward-looking statements. Except to the extent required by law, Beam Global expressly disclaims any obligation to update any forward-looking statements.

# # #

Investor Relations
Luke Higgins
+1-858-799-4583
IR@BeamForAll.com

Media Contact
Andy Lovsted
+1-858-335-8465
Press@BeamForAll.com

3

Beam Global

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	Three Months Ended
	March 31,	December 31,
	2025	2024
	(Unaudited)
Assets
Current assets
Cash	$2,504	$4,572
Accounts receivable, net of allowance for credit losses of $498 and $259	7,145	8,027
Prepaid expenses and other current assets	2,150	2,243
Inventory, net	11,845	12,284
Total current assets	23,644	27,126

Property and equipment, net	13,531	13,704
Operating lease right of use assets	1,650	1,893
Goodwill	–	10,580
Intangible assets, net	7,810	8,037
Deposits	120	119
Total assets	$46,755	$61,459

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$8,316	$8,959
Accrued expenses	2,393	2,462
Sales tax payable	435	195
Deferred revenue, current	1,042	847
Note payable, current	64	63
Contingent consideration, current	93	93
Operating lease liabilities, current	539	696
Total current liabilities	12,882	13,315

Deferred revenue, noncurrent	857	800
Note payable, noncurrent	182	199
Contingent consideration, noncurrent	216	216
Other liabilities, noncurrent	3,432	3,380
Deferred tax liabilities, noncurrent	1,609	1,290
Operating lease liabilities, noncurrent	905	971
Total liabilities	20,083	20,171

Commitments and contingencies (Note 10)

Stockholders' equity
Preferred stock, $0.001 par value, 10,000,000 authorized, none outstanding as of March 31, 2025 and December 31, 2024.	–	–
Common stock, $0.001 par value, 350,000,000 shares authorized, 15,043,045 and 14,835,630 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively.	15	15
Additional paid-in-capital	147,518	147,072
Accumulated deficit	(120,166)	(104,643)
Accumulated Other Comprehensive Income (AOCI)	(695)	(1,156)

Total stockholders' equity	26,672	41,288

Total liabilities and stockholders' equity	$46,755	$61,459

4

Beam Global

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited, In thousands except per share data)

	Three Months Ended
	March 31,
	2025	2024

Revenues	$6,324	$14,561

Cost of revenues	5,823	13,082

Gross profit	501	1,479

Operating expenses	5,265	4,527

Impairment of goodwill	10,780	–

Loss from operations	(15,544)	(3,048)

Other income (expense)
Interest income	23	71
Other income (expense)	4	(56)
Interest expense	(6)	(4)
Other income	21	11

Loss before income tax expense	(15,523)	(3,037)

Net Loss	$(15,523)	$(3,037)

Net foreign currency translation benefit (expense)	461	(329)
Total Comprehensive Loss	$(15,062)	$(3,366)

Net Loss per share - basic/diluted	$(1.04)	$(0.21)

Weighted average shares outstanding - basic/diluted	14,990	14,422

5